UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2012

QR Energy, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35010	90-0613069
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

5 Houston Center

1401 McKinney Street, Suite 2400

Houston, Texas 77010

(Address of principal executive office) (Zip Code)

(713) 452-2200

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Information.

As previously disclosed in periodic reports we file with the Securities and Exchange Commission, we are party to a services agreement (the “Services Agreement”) between us, our general partner, QRE Operating, LLC, our wholly owned subsidiary, and Quantum Resources Management, LLC (“QRM”), whereby QRM provides administrative and managerial services on our behalf to support our operating activities. Pursuant to the Services Agreement, for each fiscal quarter through December 31, 2012, QRM is entitled to a quarterly administrative services fee equal to 3.5% of the Adjusted EBITDA generated by us. After December 31, 2012, in lieu of the quarterly administrative services fee, our general partner will reimburse QRM, on a quarterly basis, for the allocable expenses it incurs under the Services Agreement, and we will reimburse our general partner for such quarterly payments made to QRM. These expenses include salary, bonus, incentive compensation and other amounts paid to persons who perform services on our behalf and other expenses allocated by QRM to its affiliates. We and QRM continue to evaluate various allocation methodologies that may be used by QRM to allocate such expenses to us. We have retained an independent consulting firm focused on the energy sector to assist us in evaluating the various allocation methodologies under consideration. We and QRM expect to select an appropriate allocation method by year-end 2012. We intend to notify investors following the selection of an appropriate allocation methodology through an amendment to this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QR Energy, LP

By:	QRE GP, LLC, its general partner

By:	/s/ Gregory S. Roden

Name: Gregory S. Roden
Title: Vice President and General Counsel

Dated: June 28, 2012